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                                                                    EXHIBIT 10.3

                            POOL ENERGY SERVICES CO.

                      1997 EMPLOYEE SAR/PHANTOM STOCK PLAN


SECTION 1.  PURPOSE

         The purpose of this Plan is to assist Pool Energy Services Co. (the "Company") and Affiliates in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Stock Appreciation Rights or Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as deemed appropriate by the Compensation Committee of the Board of Directors of the Company.

SECTION 2.  DEFINITIONS

         Unless the context otherwise requires, the following words as used herein shall have the following meanings:

         (a) "Affiliate" means any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of at least thirty five (35%) percent.

         (b) "Agreement" means the written agreement evidencing an Award of Stock Appreciation Rights or Phantom Stock setting forth the terms and conditions applicable to such Award.

         (c) "Award" means a grant to a Participant of Phantom Stock or Stock Appreciation Rights.

         (d) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Exchange Act; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any voting stock of the Company at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such voting stock.

         (e) "Board" means the Board of Directors of the Company as the same may be constituted from time to time.

         (f) "Cause" means (i) the willful and continued failure by the Participant to substantially perform his duties with the Company or employing Affiliates (other than any such





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failure resulting from his incapacity due to physical or mental illness), or
(ii) the willful engaging by the Participant in conduct which is injurious to the Company, monetarily or otherwise. For this purpose, no act or failure to act shall be deemed willful unless done in other than good faith and without reasonable belief that the action or omission was in the best interest of the Company.

         (g) "Change in Control" occurs if: (i) any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) becomes the Beneficial Owner, as herein defined, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors in any transaction or series of related transactions not approved by the Board; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof (excluding for purposes of this calculation any director who dies or ceases to be a director due to disability or reaching the maximum age for eligibility to serve as a director during such period); or (iii) the shareholders shall approve the sale of all or substantially all of the assets of the Company; or (iv) the shareholders shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) of this paragraph.

         (h) "Change in Control Value" means (i) the per share price offered to shareholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction that constitutes a Change in Control, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (iii) if a Change in Control occurs other than pursuant to a merger, consolidation, reorganization, sale of assets, dissolution or a tender or exchange offer, as determined by the Committee. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (i) "Committee" means a committee that consists solely of two or more persons who are "nonemployee directors" as that term is defined in Rule 16b-3 under the Exchange Act.

         (j) "Common Stock" means the common stock, no par value, of the Company.

         (k)     "Company" means Pool Energy Services Co., a Texas corporation.

         (l) "Employment" shall mean employment with the Company, or any Affiliate of the Company; a Participant's transfer of Employment from the Company to an Affiliate, or from an Affiliate to the Company or between Affiliates of the Company shall not affect continuity of Employment for purposes hereof.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.





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         (n)     "Fair Market Value" means the fair market value per Share as determined by the Committee in good faith; provided, however, that if a Share is listed or admitted for trading on a securities exchange registered under the Exchange Act, the Fair Market Value per Share shall be the average of the reported high and low sales prices on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or if a Share is not listed or admitted to trading on any such exchange but is traded over-the-counter and reported on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any similar system then in use, the Fair Market Value per Share shall be the closing sale price on the date in question reported (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system.

         (o) "Participant" means a person who has been granted any type of Award under the Plan.

         (p) "Phantom Stock Award" means an Award granted under Section 7 of the Plan.

         (q) "Plan" means this Pool Energy Services Co. 1997 Employee SAR/Pantom Stock Plan, as amended from time to time.

         (r) "Retirement" means an employee's leaving Employment, other than for Cause, after attaining the age of fifty-five and after having completed not less than five years Employment.

         (s)     "Share" means a share of Common Stock.

         (t) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a Share on the date such right is exercised over the exercise price of such Stock Appreciation Right.

         (u)     "Stock Appreciation Right" means an Award granted under
Section 6 of the Plan.

SECTION 3.  ADMINISTRATION

         (a) The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, the Committee. All questions of interpretation or application of the Plan, or of a grant of an Award, including questions of interpretation or application of any Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

         (b) Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (i) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (ii) to make all determinations necessary or advisable for administering the Plan; (iii) to determine the terms and provisions of





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Agreements (which need not be identical), including provisions defining or otherwise relating to the effect of termination of Employment upon Awards, and the effect of approved leaves of absence upon Awards; and (iv) to exercise any other powers conferred on the Committee under the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this
Section 3 shall be final and conclusive.

SECTION 4.  ELIGIBILITY

         The persons who shall be eligible to receive Awards shall be full-time salaried employees of the Company or any of its Affiliates including directors of the Company who are full-time salaried employees.

SECTION 5.  GRANT OF AWARDS

         The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 4.

SECTION 6.  STOCK APPRECIATION RIGHTS

         (a) A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a Share upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in tandem with an option granted under any other plan maintained by the Company, in which case the exercise of the Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the related option and the exercise of the related option will result in the surrender of the Stock Appreciation Rights. If Stock Appreciation Rights are granted in tandem with an incentive stock option ("ISO"), the Stock Appreciation Rights (i) shall expire no later than the related ISO; (ii) shall be transferable and exercisable only when the related ISO is transferable and exercisable; (iii) shall have a Spread no greater than the difference between the exercise price of the related ISO and the market price (determined when the Stock Appreciation Rights are exercised) of the stock covered by the related ISO; and (iv) shall be exercisable only when the market price of the stock covered by the related ISO exceeds the exercise price of the related ISO. The Spread with respect to a Stock Appreciation Right shall be payable in cash. Stock Appreciation Rights may not be exercised earlier than six months from the date of grant.

         (b) The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant and shall be exercisable in whole or in such installments and at such times as determined by the Committee.

         (c) Stock Appreciation Rights shall terminate when the Employment of the Participant ceases, except as may be otherwise determined by the Committee or as set forth in the Award





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at the time of grant, provided, however, that in the event of termination of a
Participant's Employment for Cause all outstanding Stock Appreciation Rights held by such Participant shall thereupon terminate and may not be exercised.

         (d) At the time any Award is made under this Section 6, the Company and the Participant shall enter into an Agreement setting forth each of the matters contemplated hereby. The terms and provisions of the respective Agreements need not be identical.

SECTION 7.  PHANTOM STOCK AWARDS

         (a) Phantom Stock Awards are rights to receive cash in an amount equal to the Fair Market Value of a specified number of Shares, which rights vest over a period of time or upon the occurrence of an event (including, without limitation, a Change in Control) as established by the Committee, without payment of any amounts by the Participant (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award.

         (b) The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Participant.

         (c) In determining a Phantom Stock Award, the Committee shall take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

         (d) Following the end of the vesting period for a Phantom Stock Award, the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value, if any, of the Phantom Stock Award, equal to the value of the Award. Payment of a Phantom Stock Award shall be made in cash, in a lump sum or in installments as prescribed by the Committee in its sole discretion. Dividend equivalents may be paid in additional Phantom Stock Awards or in cash during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

         (e) A Phantom Stock Award shall terminate if the Participant does not remain continuously in Employment at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant. The effect of termination of Employment, including termination involving Retirement, on Phantom Stock Awards may be determined by the Committee, provided, however, that in the event of termination of a Participant's Employment for Cause all outstanding Phantom Stock Awards held by such Participant shall thereupon terminate.





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         (f)     At the time any Award is made under this Section 7, the
Company and the Participant shall enter into an Agreement setting forth each of the matters contemplated hereby. The terms and provisions of the respective Agreements need not be identical.

SECTION 8.  CHANGE IN CONTROL

         In the event of a Change in Control, outstanding Awards shall immediately vest. The Committee, in its discretion, may determine that upon the occurrence of a Change in Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Award, cash in an amount equal to the excess, if any, of the Change in Control Value. The provisions contained in this paragraph shall not affect any rights of the Participant to further payments pursuant to any other agreement with the Company following a Change in Control.

SECTION 9.  CHANGES IN COMPANY'S SHARES AND CERTAIN CORPORATE TRANSACTIONS

         (a) If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or any stock split or combination of Shares, then and in each such event the Committee may, in its discretion, make an appropriate adjustment in the number of Shares of any Award, to the end that the same proportion, or such lesser proportion as the Committee determines, of the Company's issued and outstanding Shares in each such instance shall remain represented by such Award.

         (b) In case of any corporate reorganization, or any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, in which there is a reclassification, change (including a change to the right to receive cash or other property) or exchange of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of the Shares, but including any change in such Shares into two or more classes or series of Shares), the Committee in its sole discretion may provide that each outstanding Award shall be replaced with an award with respect to such kind and amount of shares of stock and/or other securities (including those of any new direct or indirect parent of the Company) or cash as the Committee determines would be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         (c) Except as is otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Shares then subject to Awards under the Plan. Furthermore, the existence of outstanding Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any adjustments,





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or power of the Company to make, authorize or consummate (i) any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company;
(iii) any issuance by the Company of debt securities or preferred stock; (iv) the dissolution or liquidation of the Company; or (v) any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 10.  EFFECTIVE DATE

         The Plan shall become effective as of January 1, 1997.

SECTION 11.  AMENDMENT, SUSPENSION OR TERMINATION

         The Committee may, at any time, suspend or terminate the Plan and may, from time to time, amend the Plan, provided that the rights and obligations under any Award previously granted shall not be adversely affected, of the Plan without the consent of the Participant, by any suspension, amendment or termination of the Plan.

SECTION 12.  MODIFICATION OF AWARDS

         Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan, or accept the surrender of Awards outstanding hereunder and authorize the granting of new Awards hereunder in substitution therefor. No such modification of an Award granted hereunder shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted hereunder to such Participant.

SECTION 13.  GENERAL

         (a) Nothing contained in the Plan or in any Agreement shall confer upon any Participant the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his Employment at any time, with or without Cause.

         (b) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Award granted hereunder; the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

         (c) Any payment to the Participant, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any





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Participant, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         (d) All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

         (e) Records of the Company and its Affiliates regarding a person's period of Employment, termination of Employment and the reason therefor, leaves of absence, reEmployment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

         (f) An Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

         (g) It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

         (h) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

         (i) Whenever any notice is required or permitted hereunder, such notice must be in writing and may be personally delivered or sent by mail, telefax or any other means. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is actually received or, whether actually received or not, on the fifth business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, or any Participant may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Participant shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

         (j) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.





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         (k)     All questions arising with respect to the provisions of the
Plan shall be determined by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law.

         (l) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.


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